SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 14, 2005

Public Service Company of Colorado

(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

001-3280	84-0296600
(Commission File Number)	(IRS Employer Identification No.)

1225 17th St., Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 303-571-7511

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

As previously disclosed in Note 3 to Public Service Company of Colorado’s (PSCo) financial statements in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, in April 2004, Xcel Energy filed a lawsuit in U.S. District Court for the District of Minnesota against the Internal Revenue Service (IRS) to establish its entitlement to deduct, for tax years 1993 and 1994, policy loan interest related to corporate-owned life insurance (COLI) policies on some of the employees of PSCo, a utility subsidiary of Xcel Energy.  These COLI policies are owned and managed by PSR Investments, Inc. (PSRI), a wholly owned subsidiary of PSCo.  In December 2004, Xcel Energy filed suit in U.S. Tax Court in Washington D.C. for tax years 1995 through 1997 and again in March 2005 for tax years 1998 and 1999.  The IRS had challenged the deductibility of such interest expense deductions and has disallowed the deductions taken in tax years 1993 through 2001.

Xcel Energy requested that the tax court consolidate and stay its petitions pending the decision in the district court litigation, and Xcel Energy brought a motion for summary judgment in the district court litigation.  Oral arguments on Xcel Energy’s summary judgment motion were expected to be presented to the district court on June 17, 2005.  On June 14, 2005, the IRS filed its own motion for summary judgment, arguing that PSCo was not entitled to the COLI deductions because PSCo had no insurable interest in its employee’s lives.  Xcel Energy denies that this claim has any merit.  On June 15, 2005, the court determined to hear both motions on July 22, 2005.

Reference is made to PSCo’s Form 10-Q for the quarter ended March 31, 2005 for a discussion of the potential financial impact of this matter on PSCo.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Public Service Company of Colorado (a Colorado Corporation)

/s/ BENJAMIN G.S. FOWKE III
Benjamin G.S. Fowke III
Vice President and Chief Financial Officer
June 17, 2005